June 15, 1999



The Dreyfus/Laurel Funds Trust
200 Park Avenue - 55th Floor
New York, NY  10166


Ladies and Gentlemen:

     In connection with the filing of Post-Effective Amendment No. 111 to the Registration Statement on Form N-1A (File nos. 33-43846 and 811-524) of The Dreyfus/Laurel Funds Trust, which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information of Dreyfus Premier Core Value Fund, incorporated by reference into that Fund's Prospectus.


                              Very truly yours,

                              /s/Kirkpatrick and Lockhart
LLP